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                          WAYNE HUMMER INVESTMENT TRUST

                           WRITTEN INSTRUMENT AMENDING
                                     BY-LAWS


     The undersigned, being at least a majority of the Board of Trustees of Wayne Hummer Investment Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), pursuant to Section 12 of the By-Laws of the Trust (Amended and Restated as of December 1, 1992) (the "By-Laws") do hereby further amend the By-Laws as follows:

     1.  Section 2.5 of the By-Laws is deleted in its entirety and a new Section
2.5 is substituted in its place to read as follows:

               2.5 Proxies and Voting. Shareholders entitled to vote
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         may vote either in person or by proxy dated not more than six months before the meeting named therein, which proxies shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

     2.  This Amendment shall become effective as of January 24, 2002.

     IN WITNESS WHEREOF, the undersigned have this 24th day of January, 2002 signed these presents.


/s/ Steven R. Becker                           /s/ David P. Poitras
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Steven R. Becker                               David P. Poitras


/s/ Charles V. Doherty                         /s/ James R. Riebandt
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Charles V. Doherty                             James J. Riebandt


/s/ Joel D. Gingiss                            /s/ Eustace K. Shaw
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Joel D. Gingiss                                Eustace K. Shaw


/s/ Patrick B. Long
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Patrick B. Long